UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2022

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

645 Molly Lane, Suite 150

Woodstock, GA 30189

(Address of principal executive offices)

(Zip Code)

(800) 759-9305

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective July 22, 2022, the Company’s Board of Directors appointed Amy Trombly, our Chief Executive Officer, to serve as a member of our Board of Directors. Ms. Trombly will not receive additional compensation for her Board service. Ms. Trombly will serve as a Class I Director until the 2024 Annual Meeting of Stockholders.

Employment Agreements with our Chief Executive Officer and Chief Operating Officer

Effective July 22, 2022, we entered into an amended and restated employment agreement with our Chief Executive Officer, Amy Trombly. Under the amended and restated agreement, Ms. Trombly will devote substantially all of her time, energy and skill to the performance of her duties as Chief Executive Officer for the Company. The amended and restated agreement also provides that, in the event of termination without cause or for good reason, Ms. Trombly is entitled to a lump sum severance equal to one time her base salary. All other material terms of the amended and restated agreement remain unchanged from her prior employment agreement.

Also effective July 22, 2022, we amended and restated our employment agreement with Bruce Thornton, our Chief Operating Officer. The amended and restated agreement provides that, in the event of termination upon change of control, Mr. Thornton is entitled to receive, in addition to the other benefits described therein, a target annual bonus amount of 50% of his base salary. All other material terms of his amended and restated agreement remain unchanged from his prior employment agreement.

The foregoing descriptions of the employment agreements are not complete and are qualified in their entirety by reference to the full text of the employment agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Bonus Grants

Effective July 22, 2022, the Compensation Committee of the Board of Directors approved annual bonus awards of $162,500 for Ms. Trombly and $150,000 for Mr. Thornton.

Departure of Chief Financial Officer

As part of our on ongoing effort to cut costs and streamline Company operations, on July 22, 2022 we commenced consolidating all of our corporate functions in the United States to our office in Boulder, Colorado. Effective on or before December 31, 2022, we will close our office in Woodstock, Georgia. In connection with the Woodstock office closure, Mr. Jerry Dvonch resigned as our Chief Financial Officer. Mr. Dvonch has agreed to assist us with transitioning the Company’s operations to the Boulder office on or before December 31, 2022.

Upon Mr. Dvonch’s termination, we will pay him severance consisting of $100,000, contingent upon his execution of a general release of claims against the Company. He will also be entitled to up to six months’ COBRA reimbursement. All outstanding time-based equity-based compensation awards will become fully vested and all outstanding performance-based equity compensation awards will remain outstanding and will vest or be forfeited in accordance with the terms of the applicable award agreements.

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Forward-Looking Statements Disclaimer

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our annual report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between the Company and Amy Trombly, dated July 22, 2022.
10.2	Amended and Restated Employment Agreement by and between the Company and Bruce Thornton, dated July 22, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
Registrant

Date:July 22, 2022	By:	/s/ Amy Trombly
Name: Amy Trombly Title: Chief Executive Officer

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